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                                                                    EXHIBIT 5.1

                                                   Hunton & Williams LLP
                                                   Riverfront Plaza, East Tower
                                                   951 East Byrd Street
                                                   Richmond, Virginia 23219-4074

                                                   Tel      804 - 788 - 8200
                                                   Fax      804 - 788 - 8218


September 22, 2004


Board of Directors
Equity Inns, Inc.
7700 Wolf River Boulevard
Germantown, Tennessee 38138


              Equity Inns, Inc. Registration Statement on Form S-3
         $300,000,000 of Debt Securities, Preferred Stock, Common Stock
                             and Depositary Shares

Ladies and Gentlemen:

We have acted as counsel to Equity Inns, Inc., a Tennessee corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3, as amended (Registration No. 333-117421) (the "Registration Statement"), filed by the Company under the Securities Act of 1933 (the "1933 Act"), with the Securities and Exchange Commission (the "Commission"), with respect to the issuance and sale of debt securities of the Company (the "Debt Securities"), shares of the Company's common stock, $.01 par value per share (the "Common Stock"), shares of the Company's preferred stock, in one or more series (the "Preferred Stock"), depositary shares of Preferred Stock (the "Depositary Shares" and, together with the Debt Securities, the Common Stock and the Preferred Stock, the "Offered Securities"), to be offered from time to time, having an aggregate maximum public offering price not to exceed $300,000,000, which includes the aggregate remaining principal amount currently available under the Company's existing shelf registration statement on Form S-3 (Registration No. 333-48169) to be carried forward to the Registration Statement and combined with the prospectus therein pursuant to Rule 429 of the rules and regulations of the Commission promulgated under the 1933 Act, as described in the Registration Statement and on terms to be determined at the time of any offering of the Offered Securities.

In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinions expressed below. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal capacity of all


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Board of Directors
Equity Inns, Inc.
September 22, 2004
Page 2


natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon the foregoing and subject to the other qualifications, assumptions and limitations contained herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         1. The Company is duly incorporated and is validly existing under and by virtue of the laws of the State of Tennessee and is in good standing with the Secretary of State of the State of Tennessee.

         2. When the terms of any Offered Securities have been authorized by appropriate action of the Company, and have been issued and sold as described in the Registration Statement, the Prospectus included therein and any applicable Prospectus Supplement and in accordance with any agreement of sale with respect to the Offered Securities, and, in the case of the Debt Securities, have been duly executed, authenticated and delivered in accordance with the applicable indenture, then the Offered Securities (to the extent consisting of Preferred Stock and/or Common Stock and/or Depositary Shares) will be validly issued, fully paid and non-assessable and (to the extent consisting of Debt Securities) will be validly authorized and issued and binding obligations of the Company.

In expressing the opinions set forth above, we have assumed that (i) the Offered Securities will not be issued in violation of any restriction or limitation contained in the Company's Second Amended and Restated Articles of Incorporation, as amended (the "Charter"), and (ii) upon issuance of any Offered Securities (to the extent consisting of Preferred Stock and/or Common Stock and/or Depositary Shares), the total number of shares of Common Stock and Preferred Stock issued and outstanding will not exceed the total number of shares that the Company is then authorized to issue under its Charter.

The foregoing opinion is limited to the laws of the State of Tennessee, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Tennessee, or as to federal or state laws regarding fraudulent transfers or fraudulent conveyances. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Tennessee, we do not express any opinion on such matter.


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Board of Directors
Equity Inns, Inc.
September 22, 2004
Page 3

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Other Matters -- Legal" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.



                                              Very truly yours,

                                              /s/ Hunton & Williams LLP